Exhibit 10.6

EXECUTION COPY

SEVENTH

LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT

among

SBA PROPERTIES, LLC (successor to SBA Properties, Inc.),

SBA SITES, LLC (successor to SBA Sites, Inc.),

SBA STRUCTURES, LLC (successor to SBA Structures, Inc.),

SBA INFRASTRUCTURE, LLC,

SBA MONARCH TOWERS III, LLC,

SBA TOWERS USVI II, INC.,

as Borrowers,

and

SBA 2012 TC ASSETS PR, LLC,

SBA 2012 TC ASSETS, LLC,

SBA TOWERS IV, LLC,

SBA MONARCH TOWERS I, LLC,

SBA TOWERS USVI, INC.,

as Additional Borrowers,

and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee dated as of April 18, 2013

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	3

ARTICLE II

2013-2C COMPONENT DETAILS

Section 2.01	2013-2C Component Details	6

ARTICLE III

MORTGAGE LOAN INCREASE

Section 3.01	Loan Increase	7
Section 3.02	Use of Proceeds	8
Section 3.03	Funding of Reserves	8

ARTICLE IV

ADDITION OF ADDITIONAL BORROWERS

Section 4.01	Election	9
Section 4.02	Further Assurances	11
Section 4.03	Joinder	11

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS

Section 5.01	Representations and Warranties	11
Section 5.02	Additional Representations, Warranties and Covenants of the Closing Date Borrowers	11
Section 5.03	Amendments to the Loan Agreement Schedules	13

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ARTICLE VI

AMENDMENTS TO THE FIFTH LOAN SUPPLEMENT AND THE LOAN AGREEMENT

Section 6.01	Fifth Loan Supplement	14
Section 6.02	Management Fee Rate	14
Section 6.03	Components of Loan Increases	14
Section 6.04	Mergers	14
Section 6.05	Conditional Amendments Effective Upon Retirement of the Existing Components	15

ARTICLE VII

GENERAL PROVISIONS

Section 7.01	Governing Law	20
Section 7.02	Severability	21
Section 7.03	Counterparts	21

ARTICLE VIII

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 8.01	Applicability	21

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SEVENTH LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT

This SEVENTH LOAN AND SECURITY AGREEMENT SUPPLEMENT AND AMENDMENT (this “Loan Agreement Supplement”) is dated as of April 18, 2013, and entered into by and among SBA PROPERTIES, LLC (successor to SBA Properties, Inc.), a Delaware limited liability company (“SBA Properties”), SBA SITES, LLC (successor to SBA Sites, Inc.), a Delaware limited liability company (“SBA Sites”), SBA STRUCTURES, LLC (successor to SBA Structures, Inc.), a Delaware limited liability company (“SBA Structures” and, collectively with SBA Properties and SBA Sites, the “2010 Borrowers”), SBA INFRASTRUCTURE, LLC, a Delaware limited liability company (“SBA Infrastructure”), SBA TOWERS USVI II, INC., a Florida corporation (“SBA USVI II”), SBA MONARCH TOWERS III, LLC, a Delaware limited liability company (“SBA Monarch III” and, collectively with SBA Infrastructure and SBA USVI II, the “SBA III Borrowers” and, collectively with the 2010 Borrowers, the “Existing Borrowers” and, each individually, an “Existing Borrower”), SBA 2012 TC Assets PR, LLC, a Delaware limited liability company (“SBA TC PR”), SBA 2012 TC Assets, LLC, a Delaware limited liability company (“SBA TC”), SBA Towers IV, LLC, a Delaware limited liability company (“SBA Towers IV”), SBA Monarch Towers I, LLC, a Delaware limited liability company (“SBA Monarch I”) and SBA Towers USVI, Inc., a U.S. Virgin Islands corporation (“SBA USVI” and, collectively with SBA TC PR, SBA TC, SBA Towers IV and SBA Monarch I, the “Additional Borrowers” and, collectively with the Existing Borrowers, the “Closing Date Borrowers” and, each individually, a “Closing Date Borrower”), and MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION (formerly known as Midland Loan Services, Inc.), as servicer (the “Servicer”), on behalf of DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor trustee to Bank of America, N.A. successor trustee by merger to LaSalle Bank National Association), as trustee (the “Trustee”) under that certain Trust and Servicing Agreement (the “Trust Agreement”) dated as of November 18, 2005 among SBA DEPOSITOR LLC (formerly known as SBA CMBS-1 Depositor LLC) (the “Depositor”), the Servicer and the Trustee.

RECITALS

WHEREAS, SBA Properties entered into an Amended and Restated Loan and Security Agreement, dated as of November 18, 2005 (the “Loan Agreement”), between SBA Properties and the Depositor;

WHEREAS, the Depositor assigned all of its right, title and interest in the Loan Agreement to the Trustee on behalf of the Certificateholders pursuant to the Trust Agreement and the Servicer is authorized to enter into this Loan Agreement Supplement on behalf of the Trustee pursuant to Section 3.25 of the Trust Agreement;

WHEREAS, on November 6, 2006, the 2010 Borrowers, SBA USVI, SBA Towers, Inc., a Florida corporation (“SBA Towers”) and SBA Puerto Rico, Inc., a Florida corporation (“SBA PR” and, collectively with SBA Structures, SBA Sites, SBA USVI and SBA

Towers, the “Added Borrowers”) entered into the Second Loan and Security Agreement Supplement and Amendment together with the Servicer on behalf of the Trustee (the “Second Loan Supplement”) whereby a Loan Increase in the amount of $1,150,000,000 (the “First Mortgage Loan Increase”) was agreed upon and the Added Borrowers were added as Additional Borrowers under the Loan Agreement in accordance with Section 2.3 of the Loan Agreement, and each Added Borrower agreed to be bound by and perform all of the obligations of a Borrower under the Loan Agreement and the other Loan Documents;

WHEREAS, SBA Towers, SBA PR and SBA USVI (collectively the “Released Borrowers”) entered into a Payoff, Termination and Release Agreement, dated as of July 28, 2009, among the Released Borrowers, the 2010 Borrowers, the Servicer and Bank of America, N.A., (successor by merger to LaSalle Bank National Association) on behalf of SBA Tower Trust and the holders of the Certificates corresponding to the 2005-1 Components, whereby the 2005-1 Components were repaid and the Released Borrowers were released from their obligations under the Loan Documents;

WHEREAS, on April 16, 2010 (the “2010 Closing Date”), the 2010 Borrowers entered into the Third Loan and Security Agreement Supplement and Amendment with the Servicer on behalf of the Trustee (the “Third Loan Supplement”) whereby a Loan Increase in the amount of $680,000,000 (the “Second Mortgage Loan Increase”), in the form of one (1) component designated as 2010-1C (the “2010-1C Component”), was agreed upon;

WHEREAS, on the 2010 Closing Date, the 2010 Borrowers entered into the Fourth Loan and Security Agreement Supplement and Amendment with the Servicer on behalf of the Trustee (the “Fourth Loan Supplement”) whereby a Loan Increase in the amount of $550,000,000 (the “Third Mortgage Loan Increase”), in the form of one (1) component designated as 2010-2C (the “2010-2C Component” and, together with the 2010-1C Component, the “2010 Components”) was agreed upon;

WHEREAS, the 2010 Borrowers entered into a Payoff, Termination and Release Agreement, dated as of the 2010 Closing Date, with the Guarantor, the Servicer, the Trustee and Bank of America, N.A., as Paying Agent, on behalf of the trust established pursuant to the Trust Agreement and the holders of the Certificates corresponding to the 2006-1 Components, whereby the 2006-1 Components were repaid and the 2010 Borrowers were released from their obligations under the Loan Documents with respect to the 2006-1 Components;

WHEREAS, on August 9, 2012 (the “2012 Closing Date”), the Existing Borrowers entered into the Fifth Loan and Security Agreement Supplement and Amendment with the Servicer on behalf of the Trustee (the “Fifth Loan Supplement”) whereby a Loan Increase in the amount of $610,000,000 (the “Fourth Mortgage Loan Increase”), in the form of one (1) component designated as 2012-1C (the “2012-1C Component” and, together with the 2010 Components, the “Existing Components”), was agreed upon and the SBA III Borrowers were added as Additional Borrowers under the Loan Agreement in accordance with Section 2.3 of the Loan Agreement, and the SBA III Borrowers agreed to be bound by and perform all of the obligations of a Borrower under the Loan Agreement and the other Loan Documents;

WHEREAS, each Existing Borrower and each Additional Borrower intend to, and the Lender has agreed to, add each Additional Borrower as a Borrower under the Loan Agreement in accordance with Section 2.3 of the Loan Agreement and Section 3.25 of the Trust Agreement, and each Additional Borrower has agreed to become a Borrower thereunder, and be bound by and perform all of the obligations of a Borrower under the Loan Agreement and the other Loan Documents;

WHEREAS, upon the addition of the Additional Borrowers in accordance with Section 2.3 of the Loan Agreement and Section 3.25 of the Trust Agreement, the properties (including land and Improvements) and all related facilities that are owned or leased by the Additional Borrowers will become Additional Borrower Sites under the Loan Agreement, as provided for therein;

WHEREAS, pursuant to Section 3.2 of the Loan Agreement, the Closing Date Borrowers desire to effect (i) a Loan Increase in an amount equal to $755,000,000 (the “Fifth Mortgage Loan Increase”), in the form of two (2) separate components designated as 2013-1C (the “2013-1C Component”) and 2013-1D (the “2013-1D Component” and, together with the 2013-1C Component, the “2013-1 Components”), and the Lender has agreed to the Fifth Mortgage Loan Increase and to advance the amount of the Fifth Mortgage Loan Increase, and (ii) a Loan Increase in an amount equal to $575,000,000 (the “Sixth Mortgage Loan Increase”), in the form of one (1) component designated as 2013-2C (the “2013-2C Component”), and the Lender has agreed to the Sixth Mortgage Loan Increase and to advance the amount of the Sixth Mortgage Loan Increase;

WHEREAS, the 2013-2C Component constitutes a Component as defined in the Loan Agreement;

WHEREAS, the Closing Date Borrowers and the Lender have agreed to certain amendments to the Loan Agreement;

WHEREAS, the Closing Date Borrowers and the Lender intend these recitals to be a material part of this Agreement; and

WHEREAS, all things necessary to make this Loan Agreement Supplement the valid and legally binding obligation of the Closing Date Borrowers in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. All words and phrases defined in the Loan Agreement shall have the same meanings in this Loan Agreement Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Loan Agreement Supplement unless the context clearly requires otherwise:

“2010 Components” shall have the meaning ascribed to it in the Recitals hereto.

“2010-1C Component” shall have the meaning ascribed to it in the Recitals hereto.

“2010-2C Component” shall have the meaning ascribed to it in the Recitals hereto.

“2012-1C Component” shall have the meaning ascribed to it in the Recitals hereto.

“2013-1 Certificates” shall mean the 2013-1C Certificates and the 2013-1D Certificates.

“2013-1C Certificates” shall mean the Series 2013-1C certificates issued by the SBA Tower Trust pursuant to the Trust Agreement corresponding to the 2013-1C Component.

“2013-1D Certificates” shall mean the Series 2013-1D certificates issued by the SBA Tower Trust pursuant to the Trust Agreement corresponding to the 2013-1D Component.

“2013-2 Certificates” shall mean the Series 2013-2C certificates issued by the SBA Tower Trust pursuant to the Trust Agreement corresponding to the 2013-2C Component.

“2013-1 Components” shall have the meaning ascribed to it in the Recitals hereto.

“2013-1C Component” shall have the meaning ascribed to it in the Recitals hereto.

“2013-1D Component” shall have the meaning ascribed to it in the Recitals hereto.

“2013-2C Component” shall have the meaning ascribed to it in the Recitals hereto.

“2013-2C Note” shall have the meaning ascribed to it in Section 3.01(b) hereof.

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Component Rate” shall mean the rate per annum set forth in Section 2.01(a)(i) hereof.

“Date of Issuance” shall mean, with respect to the 2013-2C Component, April 18, 2013.

“Existing Components” shall have the meaning ascribed to it in the Recitals hereto.

“Fifth Mortgage Loan Increase” shall have the meaning ascribed to it in the Recitals hereto.

“Initial Increase Reserve Account” shall mean the account described in Section 2.01(a)(v) hereof.

“Initial Purchasers” shall mean Barclays Capital Inc., Deutsche Bank Securities Inc. and the other Initial Purchasers listed in Schedule I of the Purchase Agreement.

“Maturity Date” shall mean the date set forth in Section 2.01(a)(iii) hereof.

“Mortgage File” shall have the meaning ascribed to it in the Trust Agreement.

“Offering Memorandum” shall mean the Offering Memorandum dated April 4, 2013, relating to the offering and sale of the 2013-1 Certificates and the 2013-2 Certificates.

“Post-ARD Additional Interest Rate” shall have the meaning ascribed to it in Section 2.01(a)(ii) hereof.

“Purchase Agreement” shall mean the Purchase Agreement, dated April 4, 2013, relating to the purchase by the Initial Purchasers of the 2013-1 Certificates and the 2013-2 Certificates.

“Sixth Mortgage Loan Increase” shall have the meaning ascribed to it in the Recitals hereto.

“Yield Maintenance” shall have the meaning ascribed to it in Section 2.01(a)(iv) hereof.

Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Loan Agreement Supplement.

In the event that any term or provision contained herein with respect to the 2013-2C Component shall conflict with or be inconsistent with any term or provision contained in the Loan Agreement, the terms and provisions of this Loan Agreement Supplement shall govern.

ARTICLE II

2013-2C COMPONENT DETAILS

Section 2.01 2013-2C Component Details. (a) The 2013-2C Component authenticated and delivered under this Loan Agreement Supplement shall consist of one (1) Component having:

(i) the designation, Component Principal Balance and Component Rate set forth below.

Component	Initial Component Principal Balance	Component Rate
2013-2C	$575,000,000	3.722%

(ii) Post-ARD Additional Interest Rate determined by the Servicer to be the greater of (i) five percent (5%) and (ii) the amount, if any, by which the sum of the following exceeds the Component Rate for the 2013-2C Component: (x) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association) on the Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years plus (y) the “Spread” set forth below in the appropriate row corresponding to such Component plus (z) five percent (5%):

Component	Spread
2013-2C	1.99%

(iii) a Maturity Date which is the Due Date occurring in April 2048 or such earlier date on which the final payment of principal of the Notes becomes due and payable as provided in the Loan Agreement, whether at such stated Maturity Date, by acceleration, or otherwise.

(iv) Yield Maintenance in an amount equal to the excess, if any, of (i) the present value as of the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest that the Borrowers would otherwise be required to pay on the 2013-2C Component (or portion thereof) on the related Due Date from the date of such prepayment to and including the first Due Date that occurs (i) eighteen months prior to the Anticipated Repayment Date for the 2013-2C Component absent such prepayment, assuming the entire unpaid Principal Amount of the 2013-2C Component is required to be paid on such Due Date, with such present value determined by the use of a discount rate equal to the sum of (x) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association), on the Due Date relating to the date of such prepayment, of the United States Treasury Security having the maturity closest to the Distribution Date that occurs eighteen months prior to the Assumed Final Distribution Date related to the Anticipated

Repayment Date for the 2013-2C Component plus (y) 0.50% over (ii) the Component Principal Balance of the 2013-2C Component (or portion thereof) on the date of such prepayment. No Yield Maintenance is payable in connection with any prepayment of the 2013-2C Component that occurs less than eighteen months prior to the Anticipated Repayment Date with respect to the 2013-2C Component.

(v) Interest shall accrue on the 2013-2C Component and the corresponding 2013-2C Note from and including the date hereof. An amount equal to the interest for the period from and including the date hereof until the Distribution Date in May, 2013 shall be deposited on the date hereof in the Initial Increase Reserve Account and applied by the Lender to the payment of such interest on the Due Date in May, 2013.

(b) There are no Scheduled Principal Payments in respect of the 2013-2C Component and the Closing Date Borrowers shall not be required to pay any principal of the 2013-2C Component prior to the Due Date in April 2023 (such date with respect to the 2013-2C Component, the “Anticipated Repayment Date”), other than after the occurrence and during the continuation of an Amortization Period or an Event of Default as provided in the Loan Agreement or as otherwise required under the terms of the Loan Documents.

ARTICLE III

MORTGAGE LOAN INCREASE

Section 3.01 Loan Increase. (a) Pursuant to Section 3.2 of the Loan Agreement, the Lender and the Closing Date Borrowers agree to the Sixth Mortgage Loan Increase consisting of the Component described in Section 2.01.

(b) On the date hereof, each Closing Date Borrower shall execute and deliver to the Trustee (i) a promissory note payable to the order of the Trustee evidencing the 2013-2C Component, in the initial principal amount equal to $575,000,000 (the “2013-2C Note”). The 2013-2C Note shall bear interest on the unpaid principal amount thereof at the Component Rate set forth in Section 2.01(a) hereof and mature on the Maturity Date. The Closing Date Borrowers shall also, on the date hereof, execute and deliver to the Trustee, in exchange for the amended and restated 2010-1 Note, the amended and restated 2010-2 Note and the 2012-1 Note, each executed and delivered to the Trustee by the Existing Borrowers on the 2012 Closing Date, an amended and restated 2010-1 Note, an amended and restated 2010-2 Note and an amended and restated 2012-1 Note, each payable to the order of the Trustee, under which each Closing Date Borrower agrees to be jointly and severally liable for the payment of all amounts payable thereunder.

(c) The Closing Date Borrowers hereby represent and warrant to the Lender that each condition of Section 3.2 of the Loan Agreement in respect of the Sixth Mortgage Loan Increase has been satisfied, as of the date hereof.

(d) The parties hereto agree that the date hereof is an Allocated Loan Amount Determination Date, pursuant to Section 11.8 of the Loan Agreement, the Servicer has determined the Allocated Loan Amounts for each Site after giving effect to the Addition of the

Additional Borrower Sites and the Sixth Mortgage Loan Increase, as described herein, and the Fifth Mortgage Loan Increase, as described in the Sixth Loan Supplement, based on information provided to it by the Manager, and until any subsequent Allocated Loan Amount Determination Date, such Allocated Loan Amounts shall be as set forth on Exhibit A hereto.

(e) The parties hereto agree that Exhibits C, D and F of the Loan Agreement are hereby deleted in their entirety and replaced by Exhibits B, C and D hereto.

Section 3.02 Use of Proceeds. The proceeds from the sale of the 2013-2 Certificates shall be used to fund the Sixth Mortgage Loan Increase and the proceeds of the Sixth Mortgage Loan Increase shall be used to (i) pay all recording fees and taxes, title insurance premiums, reasonable out of pocket costs and expenses incurred by the Lender, including reasonable legal fees and expenses of counsel to the Lender, and other costs and expenses approved by the Lender (which approval will not be unreasonably withheld or delayed) related to the 2013-2C Component; (ii) pay all fees and expenses incurred by the Closing Date Borrowers; (iii) fund the reserve deposits described in Section 3.03 hereof; and (iv) make a cash distribution to each Closing Date Borrower.

Section 3.03 Funding of Reserves. (a) Pursuant to Section 6.3 of the Loan Agreement, on the date hereof, the Closing Date Borrowers shall deposit with Central Account Bank $3,471,849 for deposit in the Impositions and Insurance Reserve as required in connection with the Addition of the Additional Borrower Sites hereunder, and has delivered to Lender an Officer’s Certificate setting forth in reasonable detail the calculation of the forgoing.

(b) Pursuant to Section 6.2 of the Loan Agreement, on the date hereof, the Closing Date Borrowers shall deposit with Central Account Bank $651,783 for deposit in the Advance Rents Reserve Sub-Account in connection with the Addition of the Additional Borrower Sites hereunder.

(c) The Lender shall designate a Sub-Account of the Central Account to be the “2013 Loan Increase Reserve Account”. On the date hereof, the Closing Date Borrowers shall deposit an amount equal to the amount of interest that will accrue on the 2013-1 Components and the 2013-2C Component from the date hereof to but excluding the Distribution Date in May 2013 (such amount, the “Closing Date Loan Increase Reserve”). The Closing Date Loan Increase Reserve shall be a Reserve under the Loan Agreement, and shall be applied by the Lender on the Due Date in May 2013 to the payment of such interest.

(d) The deposits into the Reserves described in clauses (a), (b) and (c) above shall occur by deduction from the amount of the Fifth Mortgage Loan Increase and the Sixth Mortgage Loan Increase disbursed to the Closing Date Borrowers pursuant to Section 3.02 hereof on the date hereof. Notwithstanding such deductions, the Sixth Mortgage Loan Increase contemplated hereby shall be deemed for all purposes to be fully disbursed.

ARTICLE IV

ADDITION OF ADDITIONAL BORROWERS

Section 4.01 Election. (a) Pursuant to Sections 2.3 and 3.2 of the Loan Agreement, the Existing Borrowers elect to cause each Additional Borrower to assume and become jointly and severally liable under the Notes, the Loan Agreement and the other Loan Documents, and each Additional Borrower hereby covenants and agrees upon the execution and delivery of this Loan Agreement Supplement by such Additional Borrower:

(i) such Additional Borrower shall be a Borrower jointly and severally liable under the Loan Agreement and each of the other Loan Documents and Mortgage Loan Documents (as defined in the Trust Agreement) to which such Additional Borrower shall be a party, and shall be entitled to all of the respective rights and privileges, and subject to all of the respective duties and obligations of a Borrower thereunder, and

(ii) such Additional Borrower shall perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents and Mortgage Loan Documents to which such Additional Borrower shall be a party are required to be performed by it as a Borrower and shall be bound by all of the provisions of the Loan Agreement and such other Loan Documents and Mortgage Loan Documents as if it had been an original party to such agreements.

(b) On the date hereof, each Additional Borrower shall assume and become jointly and severally obligated under the 2010-1 Note, the 2010-2 Note and 2012-1 Note in accordance with Section 3.01(b) hereof and shall enter into the following other Loan Documents:

(i) Joinder and Amendment to the Cash Management Agreement, dated as of April 18, 2013, among the Closing Date Borrowers, the Servicer, the Manager and the Trustee;

(ii) the Deeds of Trust;

(iii) Joinder to the Assignment and Subordination of Management Agreement, dated as of April 18, 2013, among the Closing Date Borrowers and the Manager;

(iv) Joinder to the Environmental Indemnity, dated as of April 18, 2013, from the Closing Date Borrowers in favor of the Trustee;

(v) Joinder and Amendment to the Management Agreement, dated as of April 18, 2013, among the Closing Date Borrowers, SBA Senior Finance, LLC and the Manager;

(vi) Contribution and Subrogation Agreement, dated as of April 18, 2013, among the Closing Date Borrowers;

(vii) Joinder to the Advance Reimbursement Agreement, dated as of April 18, 2013, among the Closing Date Borrowers, the Servicer and the Trustee;

(viii) Deposit Account Control Agreement, dated as of April 18, 2013, among SBA TC PR, the Trustee and Wells Fargo Bank, N.A.

(ix) Deposit Account Control Agreement, dated as of April 18, 2013, among SBA TC, the Trustee and Wells Fargo Bank, N.A.;

(x) Deposit Account Control Agreement, dated as of April 18, 2013, among SBA Towers IV, the Trustee and Wells Fargo Bank, N.A.;

(xi) Deposit Account Control Agreement, dated as of April 18, 2013, among SBA Monarch I, the Trustee and Wells Fargo Bank, N.A.;

(xii) Deposit Account Control Agreement, dated as of April 18, 2013, among SBA USVI, the Trustee and Wells Fargo Bank, N.A.; and

(xiii) the Financing Statements.

(c) Each Additional Borrower hereby pledges, assigns and grants to Lender a security interest in and to all of such Additional Borrower’s fixtures and personal property including, but not limited to all, (i) equipment in all forms, now or hereafter existing, all parts thereof and all accessions thereto, including but not limited to machinery, towers, satellite receivers, antennas, headend electronics, furniture, motor vehicles, aircraft and rolling stock, (ii) such Additional Borrower’s fixtures now existing and or hereafter acquired, all substitutes and replacements therefore, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the fixtures on or above all Sites and all other real property now owned or hereafter acquired by such Additional Borrower and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described herein), (iii) accounts now or hereafter existing, (iv) inventory now or hereafter existing, (v) general intangibles (other than Site Management Agreements) now or hereafter existing, (vi) investment property now or hereafter existing, (vii) deposit accounts now or hereafter existing, (viii) chattel paper now or hereafter existing, (ix) instruments now owned or hereafter existing, (x) any Site Management Agreements now or hereafter existing (including all rights to payment thereunder, but excluding any other rights that cannot be assigned without third party consent under such Site Management Agreements), and (xi) the equity interests of any subsidiary of such Additional Borrower now owned or hereafter existing and the proceeds of the foregoing, as security for the payment and performance of all of the Obligations.

(d) Each Additional Borrower hereby represents and warrants that it has satisfied (i) all of the provisions of Section 11.7(A) with respect to each of its Additional Borrower Sites that is to be a Mortgaged Site and has delivered an Officer’s Certificate dated the date hereof to that effect and (ii) all of the provisions of Section 11.7(B) with respect to each of its Additional Borrower Sites that is to be an Other Pledged Site and has delivered an Officer’s Certificate dated the date hereof to that effect.

Section 4.02 Further Assurances. (a) Each of the Existing Borrowers and the Additional Borrowers hereby agree that they will deliver to and deposit with, or cause to be delivered to and deposited with, the Servicer such documents and agreements as reasonably requested to evidence the Addition of the Additional Borrower Sites of the Additional Borrowers or as are required to be delivered by the Closing Date Borrowers pursuant to Section 2.01 of the Trust Agreement in connection with such Addition, this Sixth Mortgage Loan Increase, or the addition of the Additional Borrowers, including, without limitation (i) the documents with respect to the Sixth Mortgage Loan Increase or the addition of the Additional Borrowers required for the Mortgage File pursuant to Section 2.01(e) of the Trust Agreement and (ii) originals or copies of all other documents, certificates and opinions in the possession or under the control of the Closing Date Borrowers with respect to the Sixth Mortgage Loan Increase or the addition of the Additional Borrowers and that are necessary for the ongoing servicing and administration of the Loan (or, if any of the foregoing items are not in the actual possession of the Closing Date Borrowers, as soon as reasonably practical, but in any event within 90 days after the date of the Addition).

Section 4.03 Joinder. All references to Borrower or Borrowers contained in the Loan Agreement and the Loan Documents are hereby deemed, for all purposes to refer to and include each of the Additional Borrowers as a Borrower.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS

Section 5.01 Representations and Warranties. (a) Each Closing Date Borrower hereby represents and warrants to the Lender that, as to itself and its Sites, each of the representations and warranties set forth in Article IV of the Loan Agreement, other than Section 4.30, is true as of the date hereof.

(b) Each of the Closing Date Borrowers hereby represents and warrants to the Lender that, as to itself, each of the representations and warranties set forth in Section 9.1 of the Loan Agreement, is true as of the date hereof.

(c) Each of the Closing Date Borrowers hereby represents and warrants to the Lender that each condition of Section 2.3 of the Loan Agreement and Section 3.25 of the Trust Agreement have been satisfied as of the date hereof.

Section 5.02 Additional Representations, Warranties and Covenants of the Closing Date Borrowers.

(a) Each of the Closing Date Borrowers hereby represents, warrants, and covenants to the Lender that, as to itself, from the date of such entity’s formation, and until such time as all Obligations are paid in full, that such Closing Date Borrower:

(i) except for capital contributions and distributions properly reflected on the books and records of such entity, has not entered and shall not enter into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(ii) has paid and shall pay all of its debts and liabilities from its own assets, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(iii) has done and shall do or caused to be done and shall cause to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(iv) has maintained and shall maintain all of its books, records, financial statements and since the date of incorporation or formation, as the case may be, its bank accounts separate from those of any other Person;

(v) has been and shall be, and at all times has held and shall hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(vi) has corrected and shall correct any known misunderstanding regarding its status as a separate entity;

(vii) has conducted and shall conduct all of its business and has held and shall hold all of its assets in its own name;

(viii) has not identified and shall not identify itself or any of its affiliates as a division or part of the other;

(ix) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name;

(x) has not commingled and shall not commingle its funds or other assets with those of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties, and has held all of its funds or other assets in its own name other than any improper deposits by third parties which have been promptly corrected;

(xi) has not guaranteed or become obligated for the debts of any other Person with respect to debts that are still outstanding or, in the case of the Additional Borrowers, will not be discharged as a result of the closing of the Sixth Mortgage Loan Increase, other than the Loan and shall not guaranty or become obligated for the debts of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(xii) has not held itself out as being responsible for the debts or material obligations of any other Person with respect to debts or obligations that are still outstanding or will not be discharged as a result of the Sixth Mortgage Loan Increase other than the Loan and shall not hold itself out as being responsible for the debts or material obligations of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(xiii) has allocated and shall allocate fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(xiv) has not pledged its assets to secure the obligations of any other Person with respect to obligations that are still outstanding or will not be discharged as a result of the Sixth Mortgage Loan Increase other than the Loan and shall not pledge its assets to secure the obligations of any other Person, except as contemplated by the Loan Documents from the date hereof with respect to the Borrower Parties;

(xv) has maintained and shall maintain adequate capital in light of its contemplated business operations;

(xvi) has not incurred any indebtedness that is still outstanding and shall not incur any indebtedness other than indebtedness that is permitted under the Loan Documents;

(xvii) has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the Sixth Mortgage Loan Increase) or guarantees that are expressly contemplated by the Loan Documents; and

(xviii) has received and reviewed copies of the Loan Agreement and the other Mortgage Loan Documents (as defined in the Trust Agreement).

Section 5.03 Amendments to the Loan Agreement Schedules.

(a) The parties hereto agree that Schedule 1 of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 1 hereto.

(b) The parties hereto agree that Schedule 4 of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 4 hereto.

(c) The parties hereto agree that Schedule 4.1(C) of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 4.1(C) hereto.

(d) The parties hereto agree that Schedule 4.19 of the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 4.19 hereto.

(e) The parties hereto agree that Schedules 4.25 and 4.26 of the Loan Agreement are hereby deleted in their entirety and replaced by Schedules 4.25 and 4.26, respectively, hereto.

ARTICLE VI

AMENDMENTS TO THE FIFTH LOAN SUPPLEMENT AND THE LOAN AGREEMENT

Section 6.01 Fifth Loan Supplement. The parties hereto agree that Section 6.07(a) of the Fifth Loan Supplement shall be deleted in its entirety and replaced with “[Reserved.]”.

Section 6.02 Management Fee Rate. The parties hereto agree that the words “so long as SBA Network Management, Inc., or an affiliated thereof, is the Manager, and otherwise shall be such amount not to exceed 10% that is agreed to by the successor manager” in the definition of “Management Fee Rate” in Section 1.1 of the Loan Agreement shall be deleted in its entirety.

Section 6.03 Components of Loan Increases.

(a) The parties hereto agree that the second sentence in Section 3.2(C) of the Loan Agreement is hereby amended and restated in its entirety as follows: “The Anticipated Repayment Date for each Component related to the Loan Increase, as defined in such Loan Agreement Supplement, will, until the payment in full of the principal of the Note corresponding to the 2010-1C Component and the Note corresponding to the 2010-2C Component and all accrued and unpaid interest thereon and the satisfaction of any other Obligations in respect of the 2010 Components, be later than the Anticipated Repayment Date for the 2010-2C Component, except if such Component corresponds to a Variable Funding Series to be issued under the Trust.”

(b) The parties hereto agree that the last sentence in Section 3.2(C) of the Loan Agreement is hereby amended and restated in its entirety as follows: “Any Component of any Loan Increase may have an alphabetical designation higher, lower or equal to the alphabetical designation of any then-outstanding Component.”

Section 6.04 Mergers. The parties hereto agree that Section 5.2 of the Loan Agreement is hereby amended by adding the following to end thereof:

“; provided, however, that any Borrower may merge with any other Borrower, Additional Borrower or other Person at any time; provided that (i) a then-existing Borrower or Additional Borrower is the surviving entity, (ii) such Borrower shall, as of the effective date of such merger, make each of the representations, warranties and covenants set forth in Section 9.1 herein and (iii) on or prior to the date of such merger, such Borrower shall deliver to the Lender an opinion of nationally recognized tax counsel to the effect that such merger will not (a) cause a taxable event for U.S. federal income tax purposes to any holder of a Certificate, (b) cause the Trust to be other than a mere security device or grantor trust for U.S. Federal income tax purposes, or (c) cause any of the Components to be characterized as other than indebtedness for U.S. Federal income tax purposes; provided, further that in the case of a merger of a Borrower or an Additional Borrower with a Person who is not a Borrower or an Additional Borrower, (x) such Borrower or Additional Borrower shall have made to the Lender, in a Loan Agreement

Supplement, as to the Sites owned by such Person prior to such merger, the representations and warranties set forth in Sections 4.5, 4.6, 4.7(A) and (B), 4.8, 4.9, 4.25, 4.26, 4.28 and 4.29 herein and (y) the Borrower shall deliver to Lender a letter from the counsel who most recently delivered an opinion to Lender concerning the substantive non-consolidation of such Borrower or Additional Borrower, in a form reasonably satisfactory to Lender, to the effect that such merger does not affect the conclusions in such substantive non-consolidation opinion.”

Section 6.05 Conditional Amendments Effective Upon Retirement of the Existing Components. The parties hereto agree that the amendments to the Loan Agreement set forth in this Section 6.05 shall automatically become effective upon the payment in full of the Existing Components and all accrued and unpaid interest thereon and the satisfaction of any other Obligations in respect of the Existing Components.

(a) Definitions. The following definitions shall be hereby incorporated in alphabetical order into Section 1.1 of the Loan Agreement, and if any such definition is already found in Section 1.1 of the Loan Agreement, shall replace it in its entirety:

“17g-5 Website” means SBA Depositor LLC’s website for purposes of compliance with Rule 17g-5(a)(3)(iii) of the United States Securities Exchange Act of 1934, as amended.

“Authorized Representative” has the meaning set forth in Section 14.26(a).

“Initial Request” has the meaning set forth in Section 14.26(a).

“Rating Agency Confirmation” means, with respect to the transaction or matter in question, Moody’s shall have confirmed in writing (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by Moody’s) that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of the then current rating for any certificate or other securities issued in connection with any Securitization (or the placing of such certificate or other security on negative credit watch or ratings outlook in contemplation of any such action with respect thereto) and provision of notice of such transaction or matter in question to Fitch; provided, however, that with respect to Sections 5.9, 5.21, 5.22, 11.3, 11.4 (excepting 11.4(C)), 11.5, and 11.6 of this Loan Agreement, Rating Agency Confirmation means provision of notice to Moody’s and Fitch; provided, further, that (i) if a Rating Agency Declination is received, the requirement to receive Rating Agency Confirmation from Moody’s with respect to such matter will not apply and (ii) other than in connection with a Rating Agency Confirmation with respect to a matter arising under Sections 3.2, 5.11(B), 5.11(C), 11.1, 11.2 and 11.4(C) of this Loan Agreement, if Moody’s refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation after good faith efforts by the party requesting such Rating Agency Confirmation in accordance with Section 14.26, the requirement to receive such Rating Agency Confirmation shall be waived unless Moody’s refusal or failure to respond to such request (A) followed Moody’s consideration of the substance of such request or (B) is due to any failure to reach a commercial agreement between Moody’s and the Borrowers or its Affiliates including, but not limited to, any disagreement regarding Moody’s fees.

“Rating Agency Declination” means receipt of a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review a matter for which Rating Agency Confirmation is sought; provided that the absence of Rating Agency Confirmation from a Rating Agency following a consideration by such Rating Agency of the substance of a request shall not constitute a Rating Agency Declination; provided, further, that if a Rating Agency publicly announces a policy, as a general matter, to no longer review requests for rating agency confirmations, so long as such policy shall remain in effect, any party requesting a Rating Agency Confirmation in connection with a particular matter shall only be required to deliver written notice to such Rating Agency of such matter and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.

“Requesting Party” has the meaning set forth in Section 14.26(a).

“Second Request” has the meaning set forth in Section 14.26(b)(i).

(b) Prepayment. The words “or (iii) during an Amortization Period.” in the first sentence of Section 2.6(A) of the Loan Agreement shall be deleted in their entirety and replaced with: “, (iii) during an Amortization Period or (iv) to cure a breach of a representation, warranty or other default herein”.

(c) Performance of Agreements and Leases. The words “April 16, 2010” in clause (iii) of the proviso to the second sentence of Section 5.9 of the Loan Agreement shall be deleted in their entirety and replaced with: “the date of the Mortgage Loan Increase relating to the then-outstanding Component that has been outstanding for the longest period of time”.

(d) Ground Leases. The words “April 16, 2010” in clause (c) of Section 5.21(A)(ii) of the Loan Agreement shall be deleted in their entirety and replaced with: “the date of the Mortgage Loan Increase relating to the then-outstanding Component that has been outstanding for the longest period of time”.

(e) Modification of Ground Leases. Section 5.21(A)(iii)(c) of the Loan Agreement shall be amended and restated in its entirety as follows:

“(c) if the Ground Lease being replaced is, with respect to a Mortgaged Site, simultaneous with the execution and delivery of the Amended Ground Lease, Lender shall have received (1) an Amended Deed of Trust executed and delivered by a duly authorized officer of the applicable Borrower encumbering the property included under the Amended Ground Lease and (2) if the Ground Lease Site relating to the Ground Lease being replaced was part of the Collateral on April 18, 2013, an endorsement to the existing Title Policy in substantially the form delivered at Closing insuring the lien of the Amended Deed of Trust, or a replacement policy in an amount equal to 125% of the Allocated Loan Amount with respect to such Site, in either case issued by the Title Company and dated as of the date of the Amended Ground Lease, unless the Borrowers shall have delivered Rating Agency Confirmation;”

(f) Easements. The words “April 16, 2010” in clause (c) of Section 5.22(A)(ii) of the Loan Agreement shall be deleted in their entirety and replaced with: “the date of the Mortgage Loan Increase relating to the then-outstanding Component that has been outstanding for the longest period of time”.

(g) Modification of Easements. Section 5.22(A)(iii)(d) of the Loan Agreement shall be amended and restated in its entirety as follows:

“(d) if the Easement being replaced is with respect to a Mortgaged Site, simultaneous with the execution and delivery of the Amended Easement, Lender shall have received (1) an Amended Deed of Trust executed and delivered by a duly authorized officer of the applicable Borrower encumbering the property included under the Amended Easement and (2) if the Easement Site relating to the Easement being replaced was part of the Collateral on April 18, 2013, an endorsement to the existing Title Policy in substantially the form delivered at Closing insuring the lien of the Amended Deed of Trust, or a replacement policy in an amount equal to 125% of the Allocated Loan Amount with respect to such Site, in either case issued by the Title Company and dated as of the date of the Amended Easement, unless the Borrowers shall have delivered Rating Agency Confirmation;”

(h) Site Dispositions. Sections 11.4(B)(ii) and (iii) of the Loan Agreement shall be amended and restated in their entirety as follows:

“(ii) Together with such notice the Borrowers provide supporting information reasonably acceptable to Lender that following such sale the DSCR will be at least within 0.2x of the DSCR immediately prior to such sale.

(iii) If the aggregate Allocated Loan Amount of (x) each such Site for which a sale has occurred under this Section 11.4(B) since the date of the Mortgage Loan Increase relating to the then-outstanding Component that has been outstanding for the longest period of time, and (y) the Site for which a sale is proposed is greater than five percent (5%) of the aggregate original Component Principal Balances of all Components of the Loan then outstanding, the Borrowers have delivered a Rating Agency Confirmation.”

(i) Payment in Full of Components of the Loan Having the Same Numerical Designation. Section 11.4(C)(i) of the Loan Agreement shall be amended and restated in its entirety as follows:

“(i) Lender shall have received from the Borrowers evidence in form and substance satisfactory to Lender that (1) following such Release, the percentage of Operating Revenues from the remaining Sites represented by telephony tenants and non-telephony investment grade tenants (taken together) is not materially less than (and in any event at least 95% of) such percentage as of the date immediately preceding the Release, (2) if any of the remaining Sites are subject to a Ground Lease, such Ground Leases will have an average remaining term (calculated on a net cash flow weighted average basis) that is not shorter than one year shorter than the average remaining term (calculated on a net cash flow weighted average basis) of all Sites (including all available extensions) subject to Ground Leases prior to such Release (in both cases, excluding any Ground Leases of an original term of ninety (90) years or greater in duration), (3) the Maintenance Capital Expenditures for the remaining Sites (taken together and averaged on a per site basis) are not materially greater than the Maintenance Capital Expenditures for the Sites (taken together and averaged on a per site basis) prior to such Release, and (4) after giving effect to the Release, the Debt Service Coverage Ratio is at least within 0.2x of the Debt Service Coverage Ratio as of the date immediately preceding the Release, or, in each case, the Borrowers shall have delivered Rating Agency Confirmation.”

(j) Title Policies Relating to Substitution of a Mortgaged Site. Section 11.5(E) of the Loan Agreement shall be amended and restated in its entirety as follows:

“(E) if the Mortgaged Site being replaced was part of the Collateral on April 18, 2013, Lender shall have received (i) a title insurance policy (or a marked, signed and predated commitment to issue such title insurance policy) reasonably satisfactory to Lender insuring the lien of the security instrument encumbering the Replacement Sites, issued by the Title Company and dated as of the date of the Substitution, (ii) reasonably requested endorsements to the title policies delivered to Lender in connection with the Deeds of Trust to reflect the Substitution and (iii) copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid, unless, in each case the Borrowers have delivered a Rating Agency Confirmation.”

(k) Substitution of a Mortgaged Site. Section 11.5(K) of the Loan Agreement shall be amended and restated in its entirety as follows:

“(K) If (1) the aggregate Allocated Loan Amount of all Substituted Sites and Substituted Other Pledged Sites during any calendar year exceeds five percent (5%) of the monthly average of the Principal Amount of the Loan for such calendar year (with any excess limit permitted to be carried over into subsequent years, subject to an aggregate limit of 25% of the monthly average of the principal amount of the Loan for the previous five (5) year period beginning on the Closing Date), (2) the percentage of Operating Revenues from the applicable Replacement Sites represented by telephony tenants and non-telephony investment grade tenants (taken together) is materially less than (and in any event less than 95% of) such percentage immediately prior to the Substitution, (3) the Substituted Sites will be subject to a Ground Lease with a term (including all available extensions) that is shorter than one year shorter than the average remaining term (calculated on a net cash flow weighted average basis) of all other Sites subject to Ground Leases (excluding any Ground Leases of an original term of ninety (90) years or greater in duration) from the date of the Substitution, (4) the weighted average remaining term of the Leases with respect to the Replacement Sites is shorter than one year shorter than the weighted average remaining term of the Leases (by revenue) with respect to all other Sites, (5) the Maintenance Capital Expenditures for the Replacement Sites (taken together and averaged on a per site basis) are materially greater than the Maintenance Capital Expenditures for the Substituted Sites, (6) after giving effect to the Substitution, the Debt Service Coverage Ratio of the Loan is not at least within 0.2x of the Debt Service Coverage Ratio of the Loan as of the date immediately preceding the Substitution or (7) the aggregate value of the Replacement Sites, as established by the Borrowers to the reasonable satisfaction of Lender, shall not be at least equal to the aggregate value of the Substituted Sites as of the date immediately preceding the Substitution (such valuation to be performed in a manner consistent with industry standards for the valuation of tower Sites), the Borrowers shall have delivered Rating Agency Confirmation.”

(l) Substitution of Other Pledged Sites. Section 11.6(J) of the Loan Agreement shall be amended and restated in its entirety as follows:

“(J) If (1) the aggregate Allocated Loan Amount of all Substituted Other Pledged Sites and Substituted Sites during any calendar year exceeds five percent (5%) of the monthly average of the Principal Amount of the Loan for such calendar year (with any excess limit permitted to be carried over into subsequent years, subject to an aggregate limit of 25% of the monthly average of the principal amount of the Loan for the previous five (5) year period beginning on the Closing Date), (2) the percentage of Operating Revenues from the applicable Replacement Other Pledged Site represented by telephony tenants and non-telephony investment grade tenants (taken together) is materially less than (and in any event less than 95% of) such percentage immediately prior to the Substitution, (3) the Substituted Other Pledged Site will be subject to a Ground Lease with a term (including all available extensions) that is shorter than one year shorter than the average remaining term (calculated on a net cash flow weighted average basis) of all other Sites subject to Ground Leases (excluding any Ground Leases of an original term of ninety (90) years or greater in duration) from the date of the Substitution, (4) the weighted average remaining term of the Leases with respect to the Replacement Other Pledged Sites is shorter than one year shorter than the weighted average remaining term of the Leases (by revenue) with respect to all other Sites, (5) the Maintenance Capital Expenditures for the Replacement Other Pledged Sites (taken together and averaged on a per site basis) are materially greater than the Maintenance Capital Expenditures for the Substituted Other Pledged Site, (6) after giving effect to the Substitution, the Debt Service Coverage Ratio of the Loan is not at least within 0.2x of the Debt Service Coverage Ratio of the Loan as of the date immediately preceding the Substitution, or (7) the aggregate value of the Replacement Other Pledged Site, as established by the Borrowers to the reasonable satisfaction of Lender, shall not be at least equal to the aggregate value of the Substituted Other Pledged Site as of the date immediately preceding the Other Pledged Site Substitution (such valuation to be performed in a manner consistent with industry standards for the valuation of tower Sites), the Borrowers shall have delivered Rating Agency Confirmation.”

(m) Addition of an Additional Site or Additional Borrower Site. Section 11.7(A)(v) shall be deleted in its entirety and replaced with “[Reserved.]”.

(n) Waiver of Rating Agency Confirmation. Article XIV of the Loan Agreement shall be amended by adding the following new section immediately following Section 14.25:

“Section 14.26. Waiver of Rating Agency Confirmation.

(a) Any request for a Rating Agency Confirmation made by a Borrower, the Servicer or the Trustee, as applicable (such requesting party, the “Requesting Party”), to Moody’s pursuant to this Loan Agreement shall (i) be made in writing, which writing shall include electronic mail, (ii) contain a cover page indicating the nature of the request for Rating Agency Confirmation and all back-up material necessary for Moody’s to process such request, and (iii) be provided by the Requesting Party in electronic format to 17greports@sbasite.com (the “Authorized Representative”) who shall post such request on the 17g-5 Website (the “Initial Request”). If the Requesting Party is a Borrower or the Trustee, such Requesting Party shall also provide a copy of the Initial Request to the Servicer.

(b) If Moody’s has not replied to an Initial Request or has responded to an Initial Request in a manner that indicates that Moody’s is neither reviewing the request for Rating Agency Confirmation nor waiving the requirement for such Rating Agency Confirmation within ten (10) Business Days of the making of such Initial Request, the Requesting Party shall:

(i) confirm, through direct communication and not by posting a request for a Rating Agency Confirmation on the 17g-5 Website, that Moody’s has received such Initial Request, and, if it has not, promptly make a second request to Moody’s for Rating Agency Confirmation (the “Second Request”); and

(ii) if there is no response by Moody’s to such Initial Request or such Second Request within five (5) Business Days of the making of such Second Request or if Moody’s has responded to such Initial Request or such Second Request in a manner that indicates that Moody’s is neither reviewing the request for Rating Agency Confirmation nor waiving the requirement for such Rating Agency Confirmation, then such Requesting Party shall confirm (without providing notice to the Authorized Representative), by direct communication and not by posting a request for Rating Agency Confirmation on the 17g-5 Website, that Moody’s has received such Second Request.

If a Requesting Party provides the requests for a Rating Agency Confirmation to Moody’s in the manner and at the times provided for in this Section 14.26, it shall be deemed to have made good faith efforts to request such Rating Agency Confirmation from Moody’s.”

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 Governing Law. THIS LOAN AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE CLOSING DATE BORROWERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED

STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS LOAN AGREEMENT SUPPLEMENT.

Section 7.02 Severability. In case any provision in this Loan Agreement Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.03 Counterparts. This Loan Agreement Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Loan Agreement Supplement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Loan Agreement Supplement.

ARTICLE VIII

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 8.01 Applicability. The provisions of the Loan Agreement are hereby ratified, approved and confirmed, as supplemented by this Loan Agreement Supplement. The representations, warranties and covenants contained in the Loan Agreement (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Closing Date Borrowers and the Servicer on behalf of the Trustee, have caused this Loan Agreement Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

SBA PROPERTIES, LLC, as Existing Borrower			SBA SITES, LLC, as Existing Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

SBA STRUCTURES, LLC, as Existing Borrower			SBA INFRASTRUCTURE, LLC, as Existing Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

SBA TOWERS USVI II, INC., as Existing Borrower			SBA MONARCH TOWERS III, LLC, as Existing Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

SBA 2012 TC ASSETS PR, LLC, as Additional Borrower			SBA 2012 TC ASSETS, LLC, as Additional Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

SBA TOWERS IV, LLC, as Additional Borrower			SBA MONARCH TOWERS I, LLC, as Additional Borrower

By:	/s/ Thomas P. Hunt		By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt		Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

SBA TOWERS USVI, INC., as Additional Borrower

By:	/s/ Thomas P. Hunt
	Name:	Thomas P. Hunt
	Title:	Senior Vice President and General Counsel

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Lawrence D. Ashley
	Name:	Lawrence D. Ashley
	Title:	Senior Vice President